FUND.COM INC. BECOMES PUBLICLY TRADED THROUGH REVERSE MERGER WITH EASTERN SERVICES HOLDINGS, INC.

New York, NY,Thursday January 17, 2008 – Eastern Services Holdings, Inc. (OTC BB- ESVH.OB) (“Eastern”) today announced it has completed a reverse merger with privately held Fund.com Inc. (www.fund.com) (“Fund.com”).  Fund.com intends to operate an Internet-based financial publishing, online advertising and content licensing business focused exclusively on the investment fund industry.

Pursuant to the merger, Fund.com has merged with and into Eastern, with Eastern as the surviving company.  Eastern has changed its name to “Fund.com Inc.” and will continue the business of Fund.com as its sole line of business. Fund.com’s executive team will replace existing Eastern management.

“We believe that we have unique intellectual property represented by our strong brands and our online ‘real estate’ located on the Internet at www.fund.com, a strong domain name that is broad, easy to remember and highly marketable,” said Darren Rennick, executive-vice president of Fund.com. “Licensing and online advertising at Fund.com give us a strong platform to monetize our existing IP assets.”

Under the agreement and plan of merger, Eastern issued 3,711,233 shares of Class A Common Stock and 638,767 shares of  Class B Common Stock  to Fund.com stockholders, representing approximately 87% of the surviving company’s fully-diluted shares and 94% of the surviving company’s voting power.  All existing holders of Eastern will continue to hold their shares of common stock, which are now denominated “Class A Common Stock.  The Class B Common Stock is identical to the Class A Common Stock, except that the Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis and the Class B Common Stock has 10 votes per share, whereas the Class A Common Stock has one vote per share. EQUITIES Media Acquisition Corporation owns all of the issued and outstanding Class B Common Stock, representing approximately 59% of the surviving company’s voting power. Eastern did not assume any debt in the transaction. The share numbers described herein do not give effect to the previously disclosed 9-for-1 stock dividend.

 Information concerning Fund.com’s business  and other disclosures are available online at www.sec.gov  on Form 8K.

About Fund.com
Fund.com  is an online publisher focused on the financial information sector, particularly the $22.6 trillion fund market. Fund.com  plans to make available fund Indexes, trademarks and intellectual property to third party providers in exchange for licensing fees. For individual investors, Fund.com  plans to be a source of information regarding investment funds, including mutual funds, hedge funds, money market funds, exchange traded funds, closed end funds, commodity funds and  other types of pooled investment vehicles. For banks and financial institutions, Fund.com intends to offer licensing agreements for branded customized indexes used to construct investment products such as ETFs or Index-linked bonds, and in exchange for online advertising success-fees, Fund.com plans to connect product providers with new clients.

Contact
Justine Sacco
Tel: (212) 561-7467
E-mail: Justine_Sacco@morris-king.com

Safe Harbor Statement

This news release contains various forward-looking statements which consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” “plan”, “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  These risks and uncertainties include those set forth from time to time in our filings with the Securities and Exchange Commission. We are under no obligation, and do not undertake any duty, to update these forward-looking statements at any time.

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